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                              NONSTATUTORY STOCK OPTION


[                        ], OPTIONEE:

     CV THERAPEUTIC, INC. (the "Company"), pursuant to its 1994 Equity Incentive Plan (the "Plan") has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers), directors or consultants.

     Definition of terms:

          Number of Option Shares:
          Exercise Price per Share:
          Vesting Start Date:
          Option Grant Date:

     The details of your option are as follows:

     1. The total number of shares of Common Stock subject to this option is equal to the Option Shares. Subject to the limitations contained herein, this option shall be vested and exercisable on the following vesting schedule:
[varies]. In any event, this option shall be fully vested in the event of a Change in Control described in the Plan.

     2. (a) The exercise price of this option is equal to the Exercise Price Per Share, being not less than 85% of the fair market value of the Common Stock on the Option Grant Date.

          (b) Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:


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                 (i)     Payment of the exercise price per share in cash
(including check) at the time of exercise;

                (ii) Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock;

               (iii) Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise; or

               (iv) Payment by a combination of the methods of payment permitted by subparagraph 2(b)(i) through 2(b)(iii) above.

     3. (a) Subject to the provisions of this option you may elect at any time during your Continuous Status as an Employee, Director or Consultant with the Company or an affiliate thereof, to exercise the option as to any part or all of the shares subject to this option at any time during the term hereof, including without limitation, a time prior to the date of earliest exercise ("vesting") stated in paragraph 1 hereof; PROVIDED, HOWEVER, that:

               (i) a partial exercise of this option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

               (ii) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Early Exercise Stock Purchase Agreement prescribed by the Company; and

               (iii) you shall enter into an Early Exercise Stock Purchase Agreement prescribed by the Company with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

          (b) The election provided in this paragraph 3 to purchase shares upon the exercise of this option prior to the vesting dates shall cease upon termination of your employment with the Company or an affiliate thereof and may not be exercised after the date thereof.

     4. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

     5. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the


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Securities Act of 1933 (the "Act") or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

     6.   The term of this option commences on the date hereof and, unless
sooner terminated as set forth below or in the Plan, terminates on [       ],
(which date shall be no more than ten (10) years from the Option Grant Date).
In no event may this option be exercised on or after the date on which it terminates. This option shall terminate prior to the expiration of its term as follows: three (3) months after the termination of your Continuous Status as an Employee, Director or Consultant for any reason or for no reason unless:

          (a) such termination of Continuous Status as an Employee, Director or Consultant is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the option shall terminate on the earlier of the termination date set forth above or twelve (12) months following such termination of Continuous Status as an Employee, Director or Consultant.

          (b) such termination of employment is due to your death, in which event the option shall terminate on the earlier of the termination date set forth above or eighteen (18) months after your death; or

          (c) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 5 above, in which event the option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Continuous Status as an Employee, Director or Consultant.

     However, this option may be exercised following termination of employment only as to that number of shares as to which it was vested and exercisable on the date of such termination of Continuous Status as an Employee, Director or Consultant under the provisions of paragraph 1 of this option.

     7. (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subparagraph 6(f) of the Plan.

          (b)  By exercising this option you agree that:

                    (i) the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of this option; (2) the lapse of any substantial


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risk of forfeiture to which the shares are subject at the time of exercise; or
(3) the disposition of shares acquired upon such exercise; and

               (ii) the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. For purposes of this restriction you will be deemed to own securities which (i) are owned directly or indirectly by you, including securities held for your benefit by nominees, custodians, brokers or pledgees; (ii) may be acquired by you within sixty (60) days of the Effective Date; (iii) are owned directly or indirectly, by or for your brothers or sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; or
(iv) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which you are a shareholder, partner or beneficiary, but only to the extent of your proportionate interest therein as a shareholder, partner or beneficiary thereof. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

     8. This option is not transferable, except by will or by the laws of descent and distribution [or pursuant to a domestic relations order], and is exercisable during your life only by you [or a transferee pursuant to the domestic relations order]. By delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

     9. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In the event that this option is granted to you in connection with the performance of services as a consultant or director, references to employment, employee and similar terms shall be deemed to include the performance of services as a consultant or a director, as the case may be, PROVIDED, HOWEVER, that no rights as an employee shall arise by reason of the use of such terms.

     10. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     11. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated


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and adopted pursuant to the Plan.  In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

     Dated the Option Grant Date.

                              Very truly yours,

                              CV THERAPEUTICS, INC.


                              By
                                ------------------------------
                                 Duly authorized on behalf
                                 of the Board of Directors

ATTACHMENTS:

     1994 Equity Incentive Plan
     Notice of Exercise
     Early Exercise Stock Purchase Agreement


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The undersigned:

     (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

     (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options previously granted and delivered to the undersigned under stock option plans of the Company, and (ii) the following agreements only:


     NONE
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               (Initial)

     OTHER
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                              [                   ], OPTIONEE
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                              Address:
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